UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  3/13/2023

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38481

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	UMBF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

Information described in Item 7.01 is incorporated by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission (“SEC”) for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 7.01Regulation FD Disclosure.

On March 13, 2023, UMB Financial Corporation (the “Company” or “UMB”) elected to share additional information that investors may find helpful given recent events impacting the industry.

While the banking industry is experiencing significant volatility in light of recent events, UMB continues to be in a strong position from a balance sheet strength, asset quality, liquidity, regulatory capital and interest rate positioning perspective.

Below are several items that show UMB’s strong position.

We have investment-grade long- and short-term credit ratings, which are among the top tier issued by the 3 primary agencies.

UMB’s deposit base is well diversified among multiple lines of business and across multiple customer segments and geographies.

•	Consumer deposits have an average account size of less than $25,000, while commercial deposits have an average size of less than $500,000, as of March 2023.
•	Within our commercial deposits, no one sector represents more than 6% of total deposits as of March 2023.
•	UMB has long-tenured relationships with our depositors. Approximately 53% of our deposit accounts have been with us for more than 10 years.
•	Additionally, we have deep business relationships with depositors, with many using other products and services such as asset servicing, corporate trust, payments and treasury management.
•

UMB’s uninsured deposit ratio as reported at December 31, 2022, was 75%, which does not take into account that a portion of these deposits are collateralized with our high-quality bonds. Excluding these collateralized deposits, we estimate approximately 57% of our deposits are uninsured.

UMB does not have meaningful deposit exposure to crypto currency clients. Additionally, we have no crypto currency product offerings nor have we made material investments into crypto currency as an institution.

UMB maintains a high-quality bond portfolio comprised of U.S Treasuries, government agencies, government agency mortgage-backed securities, and general obligation municipal securities. Given the rapidly rising rate environment, all banks have experienced a reduction in the value of their securities portfolio, as represented by accumulated other comprehensive income (“AOCI”). UMB’s AOCI represents approximately 10% of our available-for-sale portfolio balances, which is in-line with peer levels. AOCI does not impact regulatory capital ratios, which is the true measure of safety and soundness. UMB doesn’t intend to sell AFS securities. Securities designated as held-to-maturity comprised approximately 40% of the investment portfolio.

UMB maintains high levels of capital.

•	Our regulatory capital ratios remain strong as evidenced by a common equity tier 1 risk-based capital ratio of 10.62% as of year-end 2022, well in excess of regulatory requirements.

UMB has a solid liquidity position.

•	Available liquidity sources as of March 10, 2023.

$'s in billions
Source	Total
Fed Fund Lines	5.1
FHLB Advance Collateral	1.9
Free Bond Collateral	1.6
Fed Discount Window	7.6
Total	16.2
% of Deposits	52%

•	In addition, we have more than $14 billion of off-balance sheet client funds, a portion of which may be brought on balance sheet if a need arises, by engaging those clients.

UMB’s time-tested credit philosophy remains unchanged.

•	The average tenure of the credit team is 22 years with UMB (including Chief Credit Officer Tom Terry’s 37-year tenure at UMB).
•	Mariner Kemper (President & CEO of UMB Financial Corp) is part of the credit approval process.
•	Our loan portfolio continues to perform well, with a modest 9 basis points of non-performing loans to total loans as of December 2022.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for or purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01    Financial Statements and Exhibits

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Ram Shankar
Ram Shankar Chief Financial Officer

Date: March 13, 2023